UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

FORM 1-A Parts II & III

GP SOLUTIONS INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

223 W. B St.

Colton, CA 92324

951-549-9490

Address, including zip code, and telephone number, including area code of issuer's principal executive office)

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave. Suite 200

Las Vegas, Nevada 89123

Email: ead@eadlawgroup.com

702-724-2636

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

3448	32-0596707
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

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Name	Business Address	Residential Address

EAD Law Group, LLC (issuer's counsel)	8275 S. Eastern Ave. Suite 200 Las Vegas, NV 89123	N/A

ITEM 2.   Application of Rule 262

(a, b) None of the persons identified in response to Item 1 are subject to any of the disqualification provisions set forth in Rule 262 and, as a result, no such application for a waiver if disqualification has been applied for, accepted or denied.

ITEM 3.  Affiliate Sales

This proposed offering does not involve the resale of securities by affiliates of GP SOLUTIONS INC., (the "Company").  All sales hereunder will be done by the officers and directors.

ITEM 4.   Jurisdictions in Which Securities Are to be Offered

(a)	The securities to be offered in connection with this proposed offering shall not be offered by underwriters, dealers or salespersons.

(b)	The securities in this proposed offering shall be offered in the following jurisdictions, subject to qualification in each state, as and if necessary:

All U.S. States.

The securities to be offered in connection with this proposed offering shall be offered by the officers, on behalf of the Company through its contacts, the internet and word of mouth. The Company is not using a selling agent or finder in connection with this offering.

Please refer to the section in Part II of this Offering Statement entitled "Plan of Distribution" for more detailed information on the Company's Plan of Offering.

ITEM 5.  Unregistered Securities Issued or Sold Within One Year

During the year ended December 31, 2017, the Company issued 203,367 shares of common stock for total cash proceeds of $1,361,000.

During the year ended December 31, 2017, 100 shares of common stock were issued by the transfer agent debiting the common stock to be issued account for $10,000.

During the year ended December 31, 2017, the Company issued 26,200 shares of common stock for services for total non-cash research and development expense of $1,320,000.

During the year ended December 31, 2017, the Company issued 1,250 shares of common stock for the acquisition of assets to be put to use as property and equipment once fully developed. The shares were valued at $25,000, which has been debited to other assets.

During the year ended December 31, 2018, the Company issued 417,856 shares of common stock for total cash proceeds of $1,412,966.

During the year ended December 31, 2018, 5,485 shares of common stock were issued by the transfer agent debiting the common stock to be issued account for $523,500.

On November 8, 2018, the Company issued 77,030,833 shares of common stock to Grow Pod Solutions per the terms of the share exchange agreement (Note 1).

ITEM 6.  Other Present or Proposed Offerings

Neither the issuer nor any of its affiliates is contemplating any other offering of securities in addition to those covered by this Form 1-A.

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ITEM 7.  Marketing Arrangements

(a)  Neither the Company nor any officer/director or 5% or more shareholder, nor any selling security holder is aware of any arrangement:

(1)	To limit or restrict the sale of other securities of the same class of those to be offered for the period of distribution;

(2)	To stabilize the market for any of the securities to be offered; or

(3)	For withholding commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation

(b)	There is no underwriter to confirm sales to any accounts.

ITEM 8.  Relationship with Company of Experts Named in Offering Statement

No experts were employed on a contingent basis or otherwise, nor or have they any material interest in the issuer or any of its affiliated companies, their members or their agents.

ITEM 9.  Use of a Solicitation of Interest Document

The Company has not used a publication, whether or not authorized by Rule 254, prior to the filing of this notification.

PART II AND III 2

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

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PART II

OFFERING CIRCULAR

GP Solutions Inc.

223 W. B St.

Colton CA 92324

951-549-9490

Dated:  September 10, 2019

5,000,000 Shares of Common Stock

$3.00 per share

Minimum purchase:  400 Shares ($2,000.00)

	Shares	Price to public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other person
Per Common share:	5,000,000	$3.00	N/A	$3.00		N/A

Total	$15,000,000	3.00	N/A	3.00		N/A
Common Shares	$3.00	$3.00	N/A	15,000,000	$

1.             5,000,000 shares of common stock offered by the Company.

This Offering Circular relates to the offering (the "Offering") of up to 5,000,000 shares of common stock (the "Share(s)") in GP Solutions Inc. (the "Company", "we" or "us") at a price of $3.00 per Share. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 5,000,000 Shares, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the "Offering Period"). See the section entitled "Distributions" for a discussion of the term "Cash Flow."

No underwriter or underwriters are involved with this offering,

(The name of the underwriter of underwriters)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THEOFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THECOMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATIO

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

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This Offering is being conducted on a "best-efforts" basis, which means the officers will use their commercially reasonable best efforts in an attempt to sell the Shares. The Officers will not receive any commission or any other remuneration for these sales. In offering the Shares on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The officers are promoters

The Shares will be offered for sale at a fixed price of $3.00 per Share. If all of the Shares are purchased, the gross proceeds to us will be $15,000,000. However, since the Offering is being conducted on a "best-efforts" basis, there is a minimum purchase of $2,000 however, no minimum number of Shares that must be sold, meaning we will retain any proceeds from the sale of the Shares sold in this Offering. Accordingly, all funds raised in the Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

Our Shares are listed on the OTC.

These are speculative securities. Investment in the Shares involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the "Risk Factors" section on page 5 of this Offering Circular for a discussion of the following and other risks:

•	Since its inception through present, the Company has had minimal revenue;

•	The Company has limited operating history, and the officers have a lack of experience in managing a public company;

•	The Company has not established any minimum offering amount, and there is no assurance that the Company will raise sufficient funds to carry out its business objectives;

•	The determination of the offering price and other terms of the Offering have been arbitrarily determined and may not reflect the value of your investment;

•	Your investment is highly illiquid and the Company does not intend to provide any liquidity options;

•	The interest of the officers and directors may conflict with your interests.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering Price to the Public	Commissions	Net Proceeds (25% of Shares Sold)	Net Proceeds (50% of Shares Sold)	Net Proceeds (75% of Shares Sold)	Net Proceeds (100% of Shares Sold)
Per Share	$3.00	N/A	$2.70	$2.70	$2.70	$2.70
Total (1)	$15,000,000	N/A	$3,375,000	$6,750,000	$10,125,000	$13,500,000

(1) Before deducting expenses of the Offering, which are estimated to be approximately 10% of gross proceeds.

IMPORTANT NOTICES TO INVESTORS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH FLORIDA STATE SECURITIES REGULATORY BODIES AND THE SECURITIES REGULATORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL SHARES IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

THESE SECURITIES ARE OFFERED FOR SALE IN STATE OF FLORIDA PURSUANT TO REGISTRATION WITH THE STATE OF FLORIDA SECURITIES REGULATION, BUT REGISTRATION IS PERMISSIVE ONLY AND DOES NOT CONSTITUTE A FINDING THAT THIS PROSPECTUS IS TRUE, COMPLETE, AND NOT MISLEADING, NOR HAS THE SECURITIES REGULATION PASSED IN ANY WAY UPON THE MERITS OF, RECOMMENDED, OR GIVEN APPROVAL TO THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

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THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements and other Attachments, consists of a total of 44 pages.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the Shares.

You should carefully read the entire Offering Circular, especially concerning the risks associated with the investment in the Shares discussed under the "Risk Factors" section.

Unless we state otherwise, the terms "we", "us", "our", "Company", "management", or similar terms collectively refer to GP Solutions Inc., a Nevada Corporation.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Special Note Regarding Forward-Looking Statements."

Our Business

GP Solutions is a leading developer of Indoor Farming Technologies. Revolutionizing the way fruits and vegetables can be farmed indoors. GP Solutions is improving the agriculture space by using its latest technologies to reduce the negative impact on our environment. Utilizing cloud-based technologies and real time data to control and monitor all aspects of indoor farming maintaining optimum conditions for fruits and vegetables to thrive. GP Solutions is continuously improving innovation and compliance by driving advancements that historically were not available or utilized by many farmers.

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The Offering

Issuer	GP Solutions Inc., a Nevada corporation

Security Offered	Shares of Common Stock

Price per Share	$3.00

Minimum Offering	None

Maximum	$15,000,000 (5,000,000 Shares)
Offering

Minimum	$2,000 (i.e., Six Hundred Sixty Six Share at $3.00 per Share)
Investment

Offering Period	The offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of all 5,000,000 Shares, (2) one year after the date of this Offering Circular, or (3) at such date prior to one year as may be determined by the management. The Offering may be terminated at our election at any time

Investors	Those persons who purchase Shares in accordance with the terms of this Offering.
Shareholders	Those persons who own shares in the Company.
Voting Rights	Investors will have no rights to contribute to, direct or vote on the management of the Company's affairs, including whether or not the Company should dissolve.

Distributions	The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, and our financial position, general economic conditions, and other pertinent conditions. The Company does not intent to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Dilution	Following this Offering, assuming all the Shares are sold, the current Interest Holders' will be diluted from 100% to 84.29% of all issued and outstanding shares of common stock.

Use of Proceeds	The net proceeds of this Offering will be used (i) to expand operations and/or (ii) for working capital. Expenses of the Offering are estimated to be approximately 10% of the gross proceeds from the Offering.

Liquidity of Shares	There is a minimal public market for the Shares, the Company does not expect a vibrant market to develop in the future, and the Company does not intend to offer any additional liquidity options to investors.

Exchange Act Disclosure	The Company is not required to provide disclosure pursuant to the Exchange Act.

Risk Factors	An investment in the Company is highly speculative and involves substantial risks.

Prospective Investors should carefully review and consider the factors described under the "Risk Factors" section below.

We plan to register the Offering with the securities regulators in Florida and such other state securities regulators as we may determine from time to time. We may also offer or sell Shares in other states in reliance on exemptions from registration requirements of the laws of those states. However, we will not make any general solicitation or advertisement of this Offering in any jurisdiction that this Offering is not registered. This Offering is being conducted on a "best-efforts" basis, which means the officers will attempt to sell the shares to prospective Investors without the use of an underwriter. We will not pay any commission or other remuneration to the officers for these efforts. The officers intend to utilize the Company's platform as part of their efforts in offering and selling the Shares; however, the Company will not receive any commission or other remuneration for providing this service.

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Summary Financial Information

GP SOLUTIONS, INC.

BALANCE SHEETS

	December 31,	December 31,
ASSETS	2018	2017
Current Assets:
Cash	$995,377	$667,676
Accounts receivable	159,470	—
Inventory	27,818	104,097

Total Current Assets	1,182,665	771,773

Non Current Assets:
Property and Equipment	536,354	216,185
Lease Deposits	33,503	—
Other assets	57,421	51,998
Accounts receivable	478,030	—

Total Other Assets	1,105,308	268,183

Total Assets	$2,287,973	$1,039,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$106,460	$59,605
Accrued expenses	97,157	1,684

Total Current Liabilities	203,617	61,289

Total Liabilities	203,617	61,289

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 15,000,000 shares
authorized, 1,000,000 shares issued and outstanding	100	100
Common stock, $0.001 par value, 400,000,000 shares
authorized, 84,865,841 and 409,567 shares issued
and outstanding, respectively	84,866	410
Common stock to be issued	211,466	536,000
Additional paid-in capital	4,185,534	2,512,490
Accumulated deficit	(2,397,610)	(2,070,333)

Total Stockholders' Equity	2,084,356	978,667

Total Liabilities and Stockholders' Equity	$2, 287,973	$1,039,956

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Corporate Information

We are a Nevada corporation. We maintain principal executive offices at 223 W. B St. Colton CA 92324. Our telephone number is 951-549-9490.

RISK FACTORS

An investment in the Company carries risks, a number of which are set out below including those related to the Company, those related to the Offering, and those related to taxes. In addition to those risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Offering Circular, potential Investors should keep in mind other possible risks that could be important.

This is a speculative investment, and the value of your investment in the Company may decrease significantly or entirely. You should not make an investment in the Company if you are unable to bear the loss of your entire investment. You should only consider an investment in the Company after considering the following risks and consulting with your investment, legal, and tax advisors.

RISKS RELATED TO THE COMPANY'S BUSINESS

The Company may require additional capital and may be unable to obtain such capital on favorable terms or at all.

In the future, we may need to raise additional capital through the issuance of additional Shares or securities convertible into Shares. If we issue additional Shares or convertible securities, our then-existing shareholders may face substantial dilution. In addition to diluting our then-existing shareholders, we may be obligated to pay a substantial amount of regular income to future investors, which would reduce our cash available for working capital. Equity interests in the subsidiaries of the Company, if any, may also be publicly or privately offered. Such offerings would have the effect of indirectly diluting members of the Company. Currently, we do not have any arrangements for any financing for the sale of shares or any other method of financing, and we can provide no assurances to Investors that we will be able to obtain any financing when required on favorable terms or at all. The only cash immediately available to us is the cash in our bank account. The Company has not established any minimum offering amount, and there is no assurance that the Company will raise sufficient funds to carry out its business objectives.

The Company has not established any minimum offering amount that must be raised to carry out the business objectives contemplated in the offering document. There is no assurance that the Company will raise sufficient funds to carry out its business objectives, including payment of offering expenses, establishment of debt service reserves, provision for other construction cost contingencies and other working capital needs.

Sole Officers and Directors may hinder operations.

GP Solutions Inc.'s operations depend solely on the efforts of the sole officers and directors of the Company. They have very little experience, if any, related to public company management or as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

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The Company has minimal operating history, and the Officers and Directors lack experience.

The Company was recently organized and has minimal history of operations. The Company therefore should be considered a development stage company, and its operations will be subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of its business plans. Further, because there is no history of operations there is also no operating history from which to evaluate the officer and directors' ability to manage the Company's operations and achieve its goals or the likely performance of the Company. Prospective Investors should also consider that the officers and directors Manager, the principals not previously managed a public company. No assurances can be given that the Company can operate profitably.

The Company may never make distributions.

Payment of distributions and the amounts thereof will depend upon returns received by the Company on its services. The Company may not operate profitably or be able to declare and pay any distributions to the Shareholders, and you may not earn a positive return on your investment or receive a return of any or all of your investment.

You may be liable in certain circumstances for the repayment of distributions.

You are not personally liable for any debts or losses of the Company beyond the amount of your capital contributions and profits attributable thereto (if any) if the Company is otherwise unable to meet its obligations. However, you may be required to repay to the Company cash or in-kind distributions (including distributions on partial or complete redemption of Shares and distributions deemed a return of capital) received by you to the extent of overpayments and to the extent such distribution made the Company insolvent at the time of the payment or the distribution.

The Company is not required to provide disclosure pursuant to the Securities Exchange Act of 1934.

The Company is not required to provide disclosure pursuant to the Exchange Act. As such, the Company is not required to file quarterly or annual reports. In addition, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the Company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten percent (10%) shareholders ("insiders") are not required to file beneficial ownership reports about their holdings in our Company; insiders will not be subject to the short-swing profit recovery provisions of the Exchange Act; and more than five percent (5%) shareholders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

The Company does not maintain key man life insurance its officers.

The Company depends on the continued contributions of its officers who handle all of the managerial responsibilities of the Company. We do not carry key person life insurance on either of their lives and the loss of services of either of these individuals could disrupt our operations and interfere with our ability to successfully develop the Property or compete with others.

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Risks Related to the Investment in our Common Stock

The ownership of our common stock is concentrated among existing executive officers and directors.

Upon the sale of all of the shares offered in this offering, our executive officers and directors will continue to own beneficially, in the aggregate, a vast majority of the outstanding shares.  As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions.  This control could have the effect of delaying or preventing a change of control of GP Solutions or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The success of GP SOLUTIONS potential new services and products is uncertain.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product and service enhancements and new products and services. These products and services are relatively untested, and we cannot assure you that we will achieve market acceptance for these products and services, or other new products and services. Moreover, these and other new products and services may be subject to significant competition with offerings by potential competitors in addition to companies that compete in GP SOLUTIONS business. Many of these potential competitors have significantly greater technological expertise and financial and other resources than we do. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to enhance the capabilities of GP SOLUTIONS network and attract additional qualified employees. The failure to develop and market new products, services or enhancements successfully could seriously harm GP SOLUTIONS business, financial condition and results of operations and ability to achieve sufficient cash flow to service GP SOLUTIONS indebtedness.

GP SOLUTIONS prior growth rates may not be indicative of GP SOLUTIONS future growth rates and should not be relied upon.

You should not consider prior growth rates in GP SOLUTIONS revenue to be indicative of GP SOLUTIONS future operating results. The timing and amount of future revenues will depend almost entirely on GP SOLUTIONS ability to obtain new GP SOLUTIONS customers. GP SOLUTIONS future operating results will depend upon many other factors, including:

- The level of product and price competition

 - GP SOLUTIONS success in expanding GP SOLUTIONS business network and managing growth

- GP SOLUTIONS ability to develop and market product enhancements and new products

- GP SOLUTIONS ability to enter and penetrate new international markets

- The timing of product enhancements, activities of and acquisitions by competitors

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- The ability to hire additional employees

- The timing of such hiring and the ability to control costs

We may be unable to adequately protect or enforce GP SOLUTIONS proprietary rights.

GP SOLUTIONS future success depends, in part, on GP SOLUTIONS ability to protect GP SOLUTIONS intellectual property and maintain the proprietary nature of GP SOLUTIONS technology through a combination of patents, licenses and other intellectual property arrangements, without infringing the proprietary rights of third parties. We currently rely upon trade secrets to develop and maintain GP SOLUTIONS competitive position. Although we protect GP SOLUTIONS proprietary technology in part by confidentiality agreements with GP SOLUTIONS employees, consultants and corporate partners, we cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that GP SOLUTIONS trade secrets will not otherwise become known or be discovered independently by GP SOLUTIONS competitors. The failure to protect GP SOLUTIONS intellectual property rights effectively or to avoid infringing the intellectual property rights of others could seriously harm GP SOLUTIONS business, financial condition and results of operations and ability to achieve sufficient cash flow to service GP SOLUTIONS indebtedness.

RISKS RELATED TO THE OFFERING

The determination of the offering price and other terms of the Offering have been arbitrarily determined and may not reflect the value of your investment.

The offering price has been arbitrarily determined by the management and may not bear any relationship to assets acquired or to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business. Neither the Company nor the management represents that the Shares have or will have a market value equal to their offering price or that the Shares could be resold (if at all) at their original offering price.

Your investment is highly illiquid and the Company does not intend to offer any liquidity options.

There is minimal public market for the Shares, the Company does not expect such a market to develop in the future, and the Company does not intend to offer any additional liquidity options to investors. Consequently, your ability to control the timing of the liquidation of your investment in the Company will be restricted and you may not be able to liquidate your investment. You should be prepared to hold your Shares indefinitely.

Risks Related to the Investment Company Act of 1940.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the "1940 Act"). However, under certain conditions, changing circumstances or changes in the law, it may become subject to the 1940 Act in the future. Becoming subject to the 1940 Act could have a material adverse effect on the Company. It is also probable that the Company would be terminated and liquidated due to the cost of registration under the 1940 Act.

RISKS RELATED TO CERTAIN CONFLICTS OF INTEREST

Potential conflicts of interest may conflict with your interests and/or result in loss of business.

Our officers and directors are involved in other employment opportunities and may periodically face a conflict in selecting between GP Solutions Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses their officers and directors to other pursuits without a sufficient warning, the Company may, consequently, go out of business. Potential conflicts of interest include, but are not limited to, the following:

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•	the officers, directors, and/or other affiliates may acquire and operate other companies for their own respective accounts, whether or not competitive with the Company;
•	the officers, directors, and/or other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the Company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the the officers, directors, and/or other affiliates for their own benefit;

•	the Company may engage the the officers, directors, and/or their affiliates to perform services at prevailing market rates. Prevailing market rates are determined by the officers and/or directors based on industry standards and expectations of what the officers and/or directors would be able to negotiate with a third party on an arm's length basis;

•	the officers, directors, and/or other affiliates affiliates are not required to devote all of their time and efforts to the affairs of the Company; and

•	the Company and its officers and/or directors, and the prospective Investors have not been represented by separate counsel in connection with the formation of the Company, the drafting of the Articles of Incorporation or the Subscription Agreement, or this Offering.

Certain affiliates of the Company may, from time to time, loan the Company funds to pay third-party costs and some or all of the proceeds of the Offering or distributions could be used to repay such loans with interest.

RISKS RELATED TO TAXES

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination, if any, so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

 IN VIEW OF THE FOREGOING, IT IS ABSOLUTELY NECESSARY THAT EACH AND EVERY PROSPECTIVE INVESTOR CONSULT WITH THE PROSPECTIVE INVESTOR'S OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON THE ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled "The Company," "Risk Factors," "Business and Properties," "Offering Price Factors" and "Use of Proceeds", contains forward-looking statements. In some cases you can identify these statements by forward-looking words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "project," "plan," "expect" or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the Company, risk factors, plans and projections.

You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward- looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in our expectations.

You should read this Offering Circular and the documents that we reference in this Offering Circular and have filed with the Securities and Exchange Commission as exhibits to the Form 1-A of which this preliminary Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

DESCRIPTION OF THE COMPANY'S BUSINESS

Overview

GP SOLUTIONS standalone soil and hydroponic system contains everything needed to grow fresh produce, giving GP SOLUTIONS customers the flexibility of location Pods from GP Solutions can be place. GP SOLUTIONS system can be placed anywhere with power and potable water, providing growers easy access to the harvest. With a Grow Pod, the GP SOLUTIONS is “Desert-to-Arctic” ready and optimized for high yield. Pods from GP Solutions are ready and optimized for year around production. With Grow Pod produce can be grown on-site, virtually eliminating the expensive and lengthy supply chain that generally exists between the farmer and the consumer. GP SOLUTIONS systems can be configured with solar power and water re-capturing systems. GP SOLUTIONS has developed a virtually sealed environment that can be completely self-sufficient off the grid.

The Grow Pod is the most technologically advanced growing system in the world. The environment is custom designed to the customer’s specification incorporating newly-developed, advanced power and agricultural technologies, housed inside a specially built, 40-foot insulated portable container. The power system can utilize a High-Tech inverter that allows off-the-grid sustainability. There are no other growing solutions that offer GP SOLUTIONS unique and proprietary blend of technologies. Designed with functionality and ease of use in mind, the containerized growing systems is configured to optimized plant growth, minimize labor, and deliver high yield harvests.

GP SOLUTIONS expects to sell 45% to independent growers at an average Retail Pod cost of $108,000. At forecasted production levels and market prices, each Pod is capable of generating revenue in the range of $85,000 to $185,000 per year.

Market indicators show a strong preference for the types of technology and features incorporated in the Grow Pod. Grow Pod will function in a variety of market sectors, virtually anywhere in the world.

GP SOLUTIONS management team will monitor environmental trends and assess their implications for the organization. Environmental trends will play a lead role in recommending system-wide strategic objectives including growth and financial performance targets, including organizing and analyzing quantitative and qualitative data; and conducting appropriate business analysis of current organizational performance as well as addressing opportunities and threats to programs and services provided by the organization.

DESCRIPTION OF THE Technology

The Grow Pods are computer controlled maintaining a desirable growing environment at all times. For maximum functionality, the main structure is divided into two chambers, the growing room and the control room. All functions are computer-controlled and monitored in real-time. Advanced communications allow owners, operators or field workers to read all systems functions from any computer or mobile device.

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GP SOLUTIONS is being formed for a specific purpose to provide a state-of-the-art, environmentally optimized growing system for growing high quality specialty crops, specifically leaf crops, including many varieties of herbs. This will be done with the GP SOLUTIONS utilizing the most recent technology in soilless, hydroponic growing technology. This is in response to a tremendous need that exists for superior quality, high crop yields in a completely secure and monitored environment. These benefits cannot be achieved by field growing methods.

GP SOLUTIONS controlled environment architecture and hydroponics offer several major advantages for the production of high value specialty crops such as mushrooms, lettuce, herbs, tomatoes, cucumbers, peppers, and other crops. The ability to produce out of season is one of the primary advantages along with the ability to grow more in a smaller footprint and use much less water. The ecological friendly and technologically advanced approach to disease and insect control, and greater control over the plants nutritional requirements are just a few of the significant advantages of growing select vegetation in a hydroponic greenhouse environment.

Environmental Trends

The management team will monitor environmental trends and assess their implications for the organization. Environmental trends will play a significant role in recommending systemwide strategic objectives including the adjustment of growth and financial performance targets, including organizing and analyzing quantitative and qualitative data. Conducting appropriate business analysis of current organizational performance as well as addressing opportunities and threats to programs and services provided by the organization.

DESCRIPTION OF PROPERTY

A sub-lease for office space in Corona, CA. The term of the lease is from April 1, 2018 through March 31, 2020 with monthly lease payments of $11,575. A lease deposit of $12,800 was paid on March 27, 2018.

A lease for an industrial building in Colton, CA. The term of the lease is from December 1, 2018 through November 30, 2023 with monthly lease payments of $17,702. A lease deposit of $17,702 was paid on November 11, 2018.

A lease for an empty lot used for storage in Riverside County, CA. The term of the lease is from March 12, 2018 through March 31, 2020 with monthly lease payments of $3,000. A lease deposit of $3,000 was paid on December 4, 2018.

USE OF PROCEEDS

We intend to use the net proceeds of this offering to fund working capital including, but not limited to, marketing and advertising, and investment in technology to enhance GP SOLUTIONS infrastructure.  The table below depicts how we plan to utilize the proceeds in the event that 50% and 100% of the shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of GP SOLUTIONS future revenues and the other factors described under

	Potential Shares Sold
Purpose	1,000,000	5,000,000

Infrastructure and POD’S	$ 2,000,000	$10,000,000
General and Administrative	$1,000,000	$5,000,000

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The Company will not receive any proceeds from the sale by the selling shareholders.

Our management will have broad discretion in the allocation of the net proceeds of any offering. However, the following table outlines management's current anticipated use of proceeds. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates.

DETERMINATION OF THE OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $17,495,700 or $0.17 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $2.83 per share while our present stockholders will receive an increase of $0.14 per share in the net tangible book value of the shares they hold. This will result in a 94.00% dilution for purchasers of stock in this offering.

Book Value Per Share After the Offering	$0.017
Net Increase to Original Shareholder	$0.014
Decrease in Investment to New Shareholders	$2.83
Dilution to New Shareholders (%)	94%

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CAPITALIZATION

The following table reflects the capitalization of the Company as of the most recent balance sheet date. The table is not adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancing.

The historical data in the table is derived from and should be read in conjunction with our financial statements included in this Offering Circular. You should also read this table in conjunction with the "Use of Proceeds" section and the section entitled "Management Discussion & Analysis of Financial Condition and Results of Operation."

GP SOLUTIONS, INC. STATEMENT OF STOCKHOLDERS’ EQUITY
	Preferred Stock		Common Stock		Common Stock	Additional	Accumulated
	Shares	Amount	Shares	Amount	To be Issued	Paid-in Capital	Deficit	Total
Balance, December 31, 2016	1,000,000	$100	179,900	$180	$30,000	$312,720	$(80,997)	$262,003
Common stock issued for cash	—	—	203,367	203	536,000	824,797	—	1,361,000
Common stock issued for payable	—	—	100	—	(10,000)	10,000	—	—
Common stock issued for services	—	—	26,200	26	(20,000)	1,339,974	—	1,320,000
Common stock issued for other asset	—	—	1,250	1	—	24,999	—	25,000
Net loss for the year ended December 31, 2017	—	—	—	—	—	—	(1,989,336)	(1,989,336)
Balance, December 31, 2017	1,000,000	100	409,567	410	536,000	2,512,490	(2,070,333)	978,667
Common stock issued for cash	—	—	417,856	418	198,966	1,213,582	—	1,412,966
Common stock issued for debt	—	—	7,040,000	7,040		12,960	—	20,000
Common stock issued for share exchange	—	—	77,030,833	77,031		(77,031)	—	—
Common stock issued for payable	—	—	5,485	5	(523,500)	523,495	—	—
Common stock cancelled	—	—	(37,900)	(38)	—	38	—	—
Net loss for the year ended December 31, 2018	—	—	—	—	—	—	(327,277)	(327,277)
Balance, December 31, 2018	1,000,000	$100	84,865,841	$84,866	$211,466	$4,185,534	$(2,397,610)	$2,084,356

The accompanying notes are an integral part of these financial statements.

DISTRIBUTIONS

We do not intend to make any cash distributions to shareholders until such time as we have made payment of all liabilities. Due to the inherent risk of the Company being a developmental stage company, we cannot ensure that we will make any cash distributions, and even if we do, we can give no assurances about the amount and timing of such distributions.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with (i) our financial statements and (ii) the section entitled "Description of the Company's Business", included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Offering Circular.

Plan of Operation

Liquidity and Capital Resources

As of December 31, 2018, we had $1,182,665 in current assets and $203,617 current liabilities. As of December 31, 2017, we had 771,773 in current assets and $61,289 in currently liabilities.

The Company's projected capital needs and its projected increase in expenses are based upon the Company's projected roll-out over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out at a slower pace. The Company's success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive proceeds from investors through this offering, but there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100% and 50%. As the Company's expenses are relatively stable, unless additional websites are rolled out, the Company believes it can Company its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional Company's during 2019 and 2020 through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

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Results of Operations

We generated revenue of $1,497,948 for the year ended December 31, 2018 and $18,500 for the year ended 2017. Operating expenses for the year ended December 31, 2018 were $1,382,420 compared to $2,007,836 for the year ended December 31, 2017.

 Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

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MANAGEMENT

Background of Directors, Executive Officers, Promoters, and Control Persons

Directors are elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors.  We have assembled a management team and board of directors with experience entrepreneurship, finance and accounting, corporate development, sales and marketing, construction, and technology.

The table below shows our current executive officers and directors.

Name	Age	Position

George Natzic	60	CEO, President, Director
Breanna Boggio	38	Secretary, Treasurer, Director
Shannon Illingworth	50	Director
Robert N Jones	40	CFO

Mr. George Natzic, President, CEO and Director age 60.

Chief Operating Officer and President of Add2net from January 2006 to March 2015. President of Fast Data Corporation from July, 2014 to present. Currently serving as interim President. August, 2016 to present President of GP Solutions.

Ms. Breanna Boggio, Secretary, Treasurer, Director, age 38 .

Owner Operator of Xpresso Café 2013-2015. 2015- Present  GP Solutions director and officer.

Shannon Illingworth, Director, age 50

Worked for Automated Vending Technologies 2010 2015  to present founder and now Director of GP Solutions .

Robert N. Jones, CFO, age 40. Nickolas Jones was appointed as the Company's Chief Financial Officer and Treasurer effective 2019. Nick received a Bachelor of Arts degree in Economics from Brigham Young University in 2002, before attending Delta Connections academy to become a professional airline pilot. After his pilot career Nick began working as an accounting consultant for Peregrine Accounting and Consulting, LLC in Farmington, Utah. During his time at Peregrine, Nick has provided accounting services for various private and public companies as well as the SEC Edgarizing services for public companies. He has served on the board of directors of several private and publicly owned companies. He currently lives in Layton, Utah.

Directors' Compensation

Our directors are not entitled to receive compensation for services rendered to GP Solutions Inc., or for any meeting attended. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

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Employment Contracts and Officers' Compensation

Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement may be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Ownership Percentage of Class After Offering	Note
George Natzic	President	Santa Ana CA	0	N/A	N/A	N/A
Breeanna Boggio	Secretary	Corona CA	15 Million	Common	17.5%	17.5%
Robert N Jones	CFO	Farmington UT	0	N/A	N/A	N/A
Shannon Illingworth	Director	Norco CA	10 Million	Common	11.7%	11.7%
Holmes & Sturgis	5%	Huntington Beach CA	8,673,831	Common	10%	10%	Terrence Ubl
Grow Pod Consulting Group	5%	Tustin CA	5 Million	Common	5.8%	5.8%	Jon Ilingworth
Fluid Holding LLC	5%	Norco CA	12,910,500	Common	14.9%	14.9%	Shawn Illingworth

(1)	The address of the executive officers and directors is c/o GP Solutions, Inc. 223 W. B St. Colton CA 92324.

(2)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)	Assumes the sale of the maximum amount of this offering (5,000,000 shares of common stock newly issued). The aggregate amount of shares to be issued and outstanding after the offering is 91,199,423 .

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of the years ended December 31, 2018 and 2017, the Company has accounts payable to companies related through common management for services provided of $76,475 and $27,137, respectively.

During the year ended December 31, 2017, the Company incurred $10,000 for research and development expense provided by Fast Data Corp. George Natzic, President and director, is a principal of Fast Data.

During the years ended December 31, 2018 and 2017, the Company incurred $65,000 and $70,000, respectively, for consulting expense provided by Grow Pod Consulting Group and $93,300 and $77,500, respectively, provided by Natzic Investments LLC. George Natzic is a principal of Natzic Investments LLC and Grow Pod Consulting Group is owned by the father of Shannon Illingworth, director.

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During the year ended December 31, 2018 and 2017, the Company incurred $14,730 and $5,023, respectively, for other professional fee expense provided by Peregrine Accounting & Consulting, LLC. (“Peregrine “). Nick Jones, CFO, is a principal of Peregrine. In addition, for the year ended December 31, 2018, the Company incurred $35,406 for other professional fee expense provided by Worth Management Inc., which is also owned by the father of Shannon Illingworth, Director.

REPORTS TO SECURITY HOLDERS

1.	After this offering, the Company will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.	After this offering, the Company will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-A upon effectiveness of this registration.

3.	The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company's SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

The Company’s reporting obligations are summarized as follows:

Periodic and current reporting. Each issuer that has filed an offering statement for a Tier 2 offering that has been qualified pursuant to this Regulation A must file with the Commission the following periodic and current reports:

(1)	Annual reports. An annual report on Form 1-K for the fiscal year in which the offering statement became qualified and for any fiscal year thereafter, unless the issuer's obligation to file such annual report is suspended under paragraph (d) of this section. Annual reports must be filed within the period specified in Form 1-K.
(2)	Special financial report.
(i)	A special financial report on Form 1-K or Form 1-SA if the offering statement did not contain the following:
(A)	Audited financial statements for the issuer's most recent fiscal year (or for the life of the issuer if less than a full fiscal year) preceding the fiscal year in which the issuer's offering statement became qualified; or
(B)	unaudited financial statements covering the first six months of the issuer's current fiscal year if the offering statement was qualified during the last six months of that fiscal year.
(ii)	The special financial report described in paragraph (b)(2)(i)(A) of this section must be filed under cover of Form 1-K within 120 calendar days after the qualification date of the offering statement and must include audited financial statements for such fiscal year or other period specified in that paragraph, as the case may be. The special financial report described in paragraph (b)(2)(i)(B) of this section must be filed under cover of Form 1-SA within 90 calendar days after the qualification date of the offering statement and must include the semiannual financial statements for the first six months of the issuer's fiscal year, which may be unaudited.
(iii)	A special financial report must be signed in accordance with the requirements of the form on which it is filed.
(3)	Semiannual report. A semiannual report on Form 1-SA (§ 239.92 of this chapter) within the period specified in Form 1-SA. Semiannual reports must cover the first six months of each fiscal year of the issuer, commencing with the first six months of the fiscal year immediately following the most recent fiscal year for which full financial statements were included in the offering statement, or, if the offering statement included financial statements for the first six months of the fiscal year following the most recent full fiscal year, for the first six months of the following fiscal year.
(4)	Current reports. Current reports on Form 1-U (§ 239.93 of this chapter) with respect to the matters and within the period specified in that form, unless substantially the same information has been previously reported to the Commission by the issuer under cover of Form 1-K or Form 1-SA.
(5)	Reporting by successor issuers. Where in connection with a succession by merger, consolidation, exchange of securities, acquisition of assets or otherwise, securities of any issuer that is not required to file reports pursuant to paragraph (b) of this section are issued to the holders of any class of securities of another issuer that is required to file such reports, the duty to file reports pursuant to paragraph (b) of this section shall be deemed to have been assumed by the issuer of the class of securities so issued. The successor issuer must, after the consummation of the succession, file reports in accordance with paragraph (b) of this section, unless that issuer is exempt from filing such reports or the duty to file such reports is terminated or suspended under paragraph (d) of this section.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, GP Solutions Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by   such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We are offering the securities on a best efforts basis directly from the Company or through placement agents we may later identify.  Any such placement agents would not be purchasing or selling any securities under this prospectus, nor would they be required to arrange for the purchase or sale of any specific number or dollar amount of shares.

There is no minimum number of shares that must be sold as a condition to closing this offering; the actual number of shares sold in this offering is not presently determinable. he Company in good faith determined the offering price for the Securities in this offering.  The factors considered in determining the price included the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

In the event we engage any placement agents we would pay them an aggregate placement agent fee equal to 10% of the gross proceeds of the sale of securities in the offering.  The estimated offering expenses payable by us, in addition to any placement agent fees, are approximately $50,000, which includes our legal and accounting costs and various other fees and costs associated with offering.  After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9,000,000, assuming all securities offered are sold in this offering.

Trading Market

Upon becoming a reporting company, we intend to apply for listing our common stock on a United States trading market.  Until such time, we intend to have our securities listed for trading on the OTC Markets "Pink" market.

The shares to be offered in connection with this Offering shall be offered by the officers, on behalf of the Company through their contacts and word of mouth. In efforts to sell this Offering, mass advertising methods such as the internet or print media will be used. The Company is not using a selling agent or finder in connection with this Offering.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week.

In order to subscribe to purchase the Shares, a prospective Investor must complete, sign and deliver the executed Subscription Agreement and Investor Questionnaire to GP Solutions and wire funds for its subscription amount in accordance with the instructions included in the Subscription Agreement attached as Exhibit 4.

The Company reserves the right to reject any Investor's subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor's subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

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State Qualification and Suitability Standards

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the shares involves substantial risks and possible loss by Investors of their entire investment. See "Risk Factors."

These shares have not been qualified under the securities laws of any state or jurisdiction. We plan to qualify the Offering only in Florida securities regulatory bodies and such other state securities regulatory bodies as we may determine from time to time. We may also offer or sell shares in other states in reliance on exemptions from registration requirements of the laws of those states.

The investing section of the website hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

No Escrow

The proceeds of this Offering will not be escrowed.

COMMON STOCK

GP Solutions. is authorized to issue 400,000,000 shares of common stock. The company has issued 86,199,423 shares of common stock.

The holders of GP Solutions Inc.'s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs.

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock. 1,000,000 shares of preferred stock are outstanding.

 LEGAL MATTERS

All prospective Investors are encouraged to consult their own legal advisors for advice in connection with this Offering.

26

EXPERTS

Elaine Dowling, Esq. is legal counsel to the Company. Mrs. Dowling has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mrs. Dowling has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

The financial statements included in this prospectus have been audited by OLAYINKA OYEBOLA & CO, Nigeria, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

Action Stock Transfer is the Company’s transfer agent and is registered with the Securities and Exchange Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We undertake to make available to every Investor, during the course of this Offering, the opportunity to ask questions of, and receive answers from us concerning the terms and conditions of this Offering and to obtain any appropriate additional information: (i) necessary to verify the accuracy of the information contained in this Offering Circular, or (ii) for any other purpose relevant to a prospective investment in the Company.

The Company will also provide to each Investor, upon request, copies of the following documents:

1. (i) copies of all of our material contracts; and

2. (ii) an opinion of counsel to the Company as to the legality of the Shares, indicating that they will when sold, be legally issued, fully paid and non-assessable.

All communications or inquiries relating to these materials or other questions regarding the Company or the Offering should be directed to the Company at 223 W. B St. Colton CA 92324, 951-549-9490.

27

FINANCIAL STATEMENT AND EXHIBITS

GP SOLUTIONS, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of GP SOLUTIONS, INC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GP SOLUTIONS, INC (the "Company") as of December 31, 2018 and 2017, the related statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended December 31, 2018, and the related notes collectively referred to as the "financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Other Explanatory Paragraph

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has an accumulated deficit of $2,397,610, and net loss of $327,277, as of December 31, 2018. And limited operations during the period. Furthermore, the ability to raise additional capital through the future issuance of common stock or debt financing is unknown. These conditions and the ability to successfully resolve these factors raised substantial doubt about the company ability to continue as a going concern.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since June 2019.

Lagos Nigeria,

July 2019.

F-2

GP SOLUTIONS, INC.

BALANCE SHEETS

	December 31,	December 31,
ASSETS	2018	2017
Current Assets:
Cash	$995,377	$667,676
Accounts receivable	159,470	—
Inventory	27,818	104,097

Total Current Assets	1,182,665	771,773

Non Current Assets:
Property and Equipment	536,354	216,185
Lease Deposits	33,503	—
Other assets	57,421	51,998
Accounts receivable	478,030	—

Total Other Assets	1,105,308	268,183

Total Assets	$2,287,973	$1,039,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$106,460	$59,605
Accrued expenses	97,157	1,684

Total Current Liabilities	203,617	61,289

Total Liabilities	203,617	61,289

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 15,000,000 shares
authorized, 1,000,000 shares issued and outstanding	100	100
Common stock, $0.001 par value, 400,000,000 shares
authorized, 84,865,841 and 409,567 shares issued
and outstanding, respectively	84,866	410
Common stock to be issued	211,466	536,000
Additional paid-in capital	4,185,534	2,512,490
Accumulated deficit	(2,397,610)	(2,070,333)

Total Stockholders' Equity	2,084,356	978,667

Total Liabilities and Stockholders' Equity	$2, 287,973	$1,039,956

The accompanying notes are an integral part of these financial statements.

F-3

GP SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2018	2017
Sales	$1,497,948	$18,500
Cost of Sales	441,305	—
Gross margin	1,056,643	18,500
Operating expenses:
Research and development	72,535	1,354,818
Advertising and promotion	75,263	103,860
Consulting	326,650	188,700
Rent expense	160,329	—
Payroll expense	77,975	71,457
General and administrative expenses	669,668	289,001
Total Operating Expenses	1,382,420	2,007,836
Loss from operations	(325,777)	(1,989,336)
Other expense:
Interest expense	(1,500)	—
Total other expense	(1,500)	—
Loss before income taxes	(327,277)	(1,989,336)
Provision for income taxes	—	—
Net Loss	$(327,277)	$(1,989,336)
Loss per Share, basic & diluted	$(0.00)	$(7.51)
Weighted Average Shares Outstanding, basic & diluted	94,156,591	265,061

The accompanying notes are an integral part of these financial statements.

F-4

GP SOLUTIONS, INC. STATEMENT OF STOCKHOLDERS’ EQUITY
	Preferred Stock		Common Stock		Common Stock	Additional	Accumulated
	Shares	Amount	Shares	Amount	To be Issued	Paid-in Capital	Deficit	Total
Balance, December 31, 2016	1,000,000	$100	179,900	$180	$30,000	$312,720	$(80,997)	$262,003
Common stock issued for cash	—	—	203,367	203	536,000	824,797	—	1,361,000
Common stock issued for payable	—	—	100	—	(10,000)	10,000	—	—
Common stock issued for services	—	—	26,200	26	(20,000)	1,339,974	—	1,320,000
Common stock issued for other asset	—	—	1,250	1	—	24,999	—	25,000
Net loss for the year ended December 31, 2017	—	—	—	—	—	—	(1,989,336)	(1,989,336)
Balance, December 31, 2017	1,000,000	100	409,567	410	536,000	2,512,490	(2,070,333)	978,667
Common stock issued for cash	—	—	417,856	418	198,966	1,213,582	—	1,412,966
Common stock issued for debt	—	—	7,040,000	7,040		12,960	—	20,000
Common stock issued for share exchange	—	—	77,030,833	77,031		(77,031)	—	—
Common stock issued for payable	—	—	5,485	5	(523,500)	523,495	—	—
Common stock cancelled	—	—	(37,900)	(38)	—	38	—	—
Net loss for the year ended December 31, 2018	—	—	—	—	—	—	(327,277)	(327,277)
Balance, December 31, 2018	1,000,000	$100	84,865,841	$84,866	$211,466	$4,185,534	$(2,397,610)	$2,084,356

The accompanying notes are an integral part of these financial statements.

F-5

GP SOLUTIONS, INC. STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(327,277)	$(1,989,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	—	1,320,000
Depreciation	37,426	9,382
Changes in operating assets and liabilities:
Inventory	76,279	(104,097)
Accounts receivable	(637,500)	—
Other assets	(38,926)	(26,998)
Accounts payable and accrued expenses	142,328	36,941
Net Cash Used in Operating Activities	(747,670)	(754,108)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(357,595)	(185,568)
Net Cash Used in Investing Activities	(357,595)	(185,568)
CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	1,412,966	1,361,000
Proceeds from short term loans	20,000	—
Net Cash Provided by Financing Activities	1,432,966	1,361,000
NET INCREASE IN CASH	327,701	421,324
CASH AT BEGINNING OF YEAR	667,676	246,352
CASH AT END OF YEAR	$995,377	$667,676
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$1,500	$—
Income taxes	$—	$—
NON CASH FINANCING ACTIVITIES:
Common stock issued for debt	$20,000	$—
Common stock issued for other assets	$—	$25,000

The accompanying notes are an integral part of these financial statements.

F-6

GP SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2018 and 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

GP Solutions, Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on December 1, 2015. On November 27, 2018 the Company acquired all of the issued and outstanding shares of Grow Pod Solutions, Inc. (GPS) in a share for share exchange whereby the shareholders of GPS became the controlling shareholders of the combined entity. Accordingly, the transaction is accounted for as a recapitalization of the Company whereby the historical financial statements of GPS are presented as those of the combined entity.

The Company addresses the need for providing environmentally optimized growing system for producing high quality crops and engages to market a modular unit for hydroponic growing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits.  The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the year ended December 31, 2018 or 2017.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of December 31, 2018 and December 31, 2017, respectively.

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $1,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consists of prototypes, software, furniture and equipment, which are depreciated on a straight-line basis over their expected useful lives as follows:

Equipment	7 years
Prototypes	7 years
Software	3 years
Leasehold improvements	10 years

F-7

Inventory

The Company’s inventory is comprised of hydroponic growing equipment held for resale and is recorded at the lower of cost or market on a first in first out basis. The Company’s inventory of modular hydroponic growing units was $27,818 and $104,097 as of December 31, 2018 and 2017, respectively.

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

F-8

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2018 and 2017, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

F-9

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $2,397,610 at December 31, 2018, had a net loss of $327,277 and net cash used in operating activities of $747,670 for the year ended December 31, 2018. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2018	December 31, 2017
Furniture and Equipment	$24,846	$19,231
Prototypes	509,693	194,304
Software	12,100	12,100
Leasehold improvements	36,591	—
Less: accumulated depreciation	(46,876)	(9,450)
Property and equipment, net	$536,354	$216,185

Depreciation expense for the years ended December 31, 2018 and 2017, was $37,426 and $9,381, respectively.

NOTE 5 – ACCOUNTS RECEIVABLE

The Company allows approved customers to finance the purchase price of its GrowPod modular systems. As of December 31, 2018, the Company has financing agreements for total sales of $1,350,000. Each agreement requires a down payment of 25%, has a secured term receivable for the balance payable over 36 months bearing 10% interest. As of December 31, 2018, the principal due under the financing agreements is $675,000, of which $159,470 is due within the next twelve months.

NOTE 6 – RELATED PARTY TRANSACTION

As of the years ended December 31, 2018 and 2017, the Company has accounts payable to companies related through common management for services provided of $76,475 and $27,137, respectively.

During the year ended December 31, 2017, the Company incurred $10,000 for research and development expense provided by Fast Data Corp. George Natzic, President and director, is a principal of Fast Data.

During the years ended December 31, 2018 and 2017, the Company incurred $65,000 and $70,000, respectively, for consulting expense provided by Grow Pod Consulting Group and $93,300 and $77,500, respectively, provided by Natzic Investments LLC. George Natzic is a principal of Natzic Investments LLC and Grow Pod Consulting Group is owned by the father of Shannon Illingworth, director.

During the year ended December 31, 2018 and 2017, the Company incurred $14,730 and $5,023, respectively, for other professional fee expense provided by Peregrine Accounting & Consulting, LLC. (“Peregrine “). Nick Jones, CFO, is a principal of Peregrine. In addition, for the year ended December 31, 2018, the Company incurred $35,406 for other professional fee expense provided by Worth Management Inc., which is also owned by the father of Shannon Illingworth, Director.

F-10

NOTE 7 – COMMON STOCK

During the year ended December 31, 2017, the Company issued 203,367 shares of common stock for total cash proceeds of $1,361,000.

During the year ended December 31, 2017, 100 shares of common stock were issued by the transfer agent debiting the common stock to be issued account for $10,000.

During the year ended December 31, 2017, the Company issued 26,200 shares of common stock for services for total non-cash research and development expense of $1,320,000.

During the year ended December 31, 2017, the Company issued 1,250 shares of common stock for the acquisition of assets to be put to use as property and equipment once fully developed. The shares were valued at $25,000, which has been debited to other assets.

During the year ended December 31, 2018, the Company issued 417,856 shares of common stock for total cash proceeds of $1,412,966.

During the year ended December 31, 2018, 5,485 shares of common stock were issued by the transfer agent debiting the common stock to be issued account for $523,500.

On October 2, 2018, the Company effectuated a reverse stock split of 200 to 1. All shares issued prior to that have been retroactively restated throughout these financial statements to reflect the split.

On November 8, 2018, the Company issued 77,030,833 shares of common stock to Grow Pod Solutions per the terms of the share exchange agreement (Note 1).

During the year ended December 31, 2018, the Company cancelled 37,900 shares of common stock that had been returned to the Company. No consideration was paid by the Company for the return of the shares.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue up to 15,000,000 shares of preferred stock, par value $0.0001.

The Company has designated and issued 1,000,000 shares of Series A Preferred. The holder of the Series A is entitled to receive dividends with the holders of common stock if declared by the Board. Each share of Series A is convertible into six shares of common stock, has liquidation preferences, and has the number of votes equal to the number of fully diluted common shares outstanding.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

As of December 31, 2018, the Company has the following long-term lease agreements.

A sub-lease for office space in Corona, CA. The term of the lease is from April 1, 2018 through March 31, 2020 with monthly lease payments of $10,694. A lease deposit of $12,800 was paid on March 27, 2018.

A lease for an industrial building in Colton, CA. The term of the lease is from December 1, 2018 through November 30, 2023 with monthly lease payments of $17,702. A lease deposit of $17,702 was paid on November 11, 2018.

A lease for an empty lot used for storage in Riverside County, CA. The term of the lease is from March 12, 2018 through March 31, 2020 with monthly lease payments of $3,000. A lease deposit of $3,000 was paid on December 4, 2018.

A summary of the minimum lease payments is as follows.

2019	$387,330
2020	366,328
2021	250,153
2022	212,428
2023	194,725
Total	$1,410,964

F-11

NOTE 10 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at December 31:

	2018	2017
Federal income tax benefit attributable to:
Current Operations	$69,000	$418,000
Less: valuation allowance	(69,000)	(418,000)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2018	2017
Deferred tax asset attributable to:
Net operating loss carryover	$503,500	$435,000
Less: valuation allowance	(503,500)	(435,000)
Net deferred tax asset	$—	$—

At December 31, 2018, the Company had net operating loss carry forwards of approximately $503,500 that maybe offset against future taxable income.  No tax benefit has been reported in the December 31, 2018 or 2017 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2018, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 11 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

Subsequent to December 31, 2018, the Company issued 1,249,598 shares of common stock for total cash proceeds of $1,283,681.

Subsequent to December 31, 2018, the Company granted 105,450 shares of common stock for services.

F-12

GP SOLUTIONS, INC.

F-13

GP SOLUTIONS, INC. BALANCE SHEETS

	June 30,	December 31,
	2019	2018
ASSETS	(unaudited)	(Audited)
Current Assets:
Cash	$510,335	$995,377
Accounts receivable	810,584	159,470
Inventory	321,738	27,818
Total Current Assets	1,642,657	1,182,665
Non-Current Assets:
Property and Equipment	684,034	536,354
Lease Deposits	33,503	33,503
Right-of-use-asset	707,691	—
Other assets	64,622	57,421
Accounts receivable	410,113	478,030
Total Other Assets	1,899,963	1,105,308
Total Assets	$3,542,620	$2,287,973
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$223,449	$106,460
Accrued expenses	103,280	97,157
Lease obligation	139,144	—
Total Current Liabilities	465,873	203,617
Lease obligation, net of current portion	568,547	—
Total Liabilities	1,034,420	203,617
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 15,000,000 shares
authorized, 1,000,000 shares issued and outstanding	100	100
Common stock, $0.001 par value, 400,000,000 shares
authorized, 86,199,423 and 84,865,841 shares issued
and outstanding, respectively	86,200	84,866
Common stock to be issued	—	211,466
Additional paid-in capital	5,499,857	4,185,534
Accumulated deficit	(3,077,957)	(2,397,610)
Total Stockholders' Equity	2,508,200	2,084,356
Total Liabilities and Stockholders' Equity	$3,542,620	$2,287,973

The accompanying notes are an integral part of these unaudited financial statements.

F-14

GP SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Three Months Ended June 30,
	2019	2018	2019	2018
Sales	$695,346	$50,000	$742,990	$71,112
Cost of Sales	186,452	65,796	197,193	65,796
Gross margin	508,894	-15,796	545,797	5,316
Operating expenses:
Research and development	22,952	—	45,312	—
Advertising and promotion	47,918	15,637	96,753	46,823
Consulting	119,820	75,200	265,970	156,700
Rent expense	67,033	23,508	196,770	60,102
Payroll expense	89,216	20,785	147,270	42,772
General and administrative expenses	266,054	120,033	474,069	228,088
Total Operating Expenses	612,993	255,163	1,226,144	534,485
Loss from operations	(104,099)	(270,959)	(680,347)	(529,169)
Loss before income taxes	(104,099)	(270,959)	(680,347)	(529,169)
Provision for income taxes	—	—	—	—
Net Loss	$(104,099)	$(270,959)	$(680,347)	$(529,169)
Loss per Share, basic & diluted	$0	$(0.66)	$(0.01)	$(1.28)
Weighted Average Shares Outstanding, basic & diluted	86,051,031	413,077	85,705,772	412,875

The accompanying notes are an integral part of these unaudited financial statements.

F-15

GP SOLUTIONS, INC. STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2018 (Unaudited)
	Preferred Stock		Common Stock		Common Stock	Additional	Accumulated
	Shares	Amount	Shares	Amount	To be Issued	Paid-in Capital	Deficit	Total
Balance, December 31, 2017	1,000,000	$100	409,567	$410	$536,000	$2,512,490	$(2,070,333)	$978,667
Common stock issued for cash	—	—	350	—	87,500	40,000	—	127,500
Refund issued on payable	—	—	—	—	(100,000)	—	—	(100,000)
Common stock issued for payable	—	—	3,160	3	(311,000)	310,997	—	—
Net loss	—	—	—	—	—	—	(258,210)	(258,210)
Balance, March 31, 2018	1,000,000	100	413,077	413	212,500	2,863,487	(2,328,543)	747,957
Common stock issued for cash			4,365	5	—	446,495	—	446,500
Common stock issued for payable			2,325	2	(212,500)	212,498	—	—
Net loss	—	—	—	—	—	—	(270,959)	(270,959)
Balance, June 30, 2018	1,000,000	$100	419,767	$420	$—	$3,522,480	$(2,599,502)	$923,498

The accompanying notes are an integral part of these unaudited financial statements.

F-16

GP SOLUTIONS, INC. STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2019 (Unaudited)
	Preferred Stock		Common Stock		Common Stock	Additional	Accumulated
	Shares	Amount	Shares	Amount	To be Issued	Paid-in Capital	Deficit	Total
Balance, December 31, 2018	1,000,000	$100	84,865,841	$84,866	$211,466	$4,185,534	$(2,397,610)	$2,084,356
Common stock issued for cash	—	—	621,666	622	115,000	609,794	—	725,416
Common stock issued for payable	—	—	211,466	211	(211,466)	211,255	—	—
Net loss	—	—	—	—	—	—	(576,248)	(576,248)
Balance, March 31, 2019	1,000,000	100	85,698,973	85,699	115,000	5,006,583	(2,973,858)	2,233,524
Common stock issued for cash			306,700	307		299,718		300,025
Common stock issued for payable	—	—	115,000	115	(115,000)	114,885	—	—
Common stock issued for services	—	—	78,750	79	—	78,671	—	78,750
Net loss	—	—	—	—	—	—	(104,099)	(104,099)
Balance, June 30, 2019	1,000,000	$100	86,199,423	$86,200	$—	$5,499,857	$(3,077,957)	$2,508,200

The accompanying notes are an integral part of these unaudited financial statements.

F-17

GP SOLUTIONS, INC. STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(680,347)	$(529,169)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	48,187	17,510
Common stock issued for services	78,750	—
Changes in operating assets and liabilities:
Inventory	(293,920)	(58,307)
Accounts receivable	(583,198)	(25,000)
Other assets	(7,201)	(21,224)
Accounts payable and accrued expenses	123,113	(48,021)
Net Cash Used in Operating Activities	(1,314,615)	(664,211)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(195,867)	(244,986)
Net Cash Used in Investing Activities	(195,867)	(244,986)
CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	1,025,441	574,000
Refund on common stock payable	—	(100,000)
Proceeds from short term loans	—	20,000
Net Cash Provided by Financing Activities	1,025,441	494,000
Net decrease in cash	(485,042)	(415,197)
CASH AT BEGINNING OF PERIOD	995,377	667,676
CASH AT END OF PERIOD	$510,335	$252,479
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$—	$—
Income taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-18

GP SOLUTIONS, INC.

Notes to Financial Statements

June 30, 2019

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

GP Solutions, Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on December 1, 2015. On November 27, 2018 the Company acquired all of the issued and outstanding shares of Grow Pod Solutions, Inc. (GPS) in a share for share exchange whereby the shareholders of GPS became the controlling shareholders of the combined entity. Accordingly, the transaction is accounted for as a recapitalization of the Company whereby the historical financial statements of GPS are presented as those of the combined entity.

The Company addresses the need for providing environmentally optimized growing system for producing high quality crops and engages to market a modular unit for hydroponic growing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited condensed financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2018. The results for the six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the full year ending December 31, 2019.

In the opinion of management, all adjustments necessary to present fairly the financial position as of June 30, 2019 and the results of operations and cash flows presented herein have been included in the unaudited financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of June 30, 2019 and December 31, 2018, respectively.

Inventory

The Company’s inventory is comprised of hydroponic growing equipment held for resale and is recorded at the lower of cost or market on a first in first out basis. The Company’s inventory of modular hydroponic growing units was $321,738 and $27,818 as of June 30, 2019 and December 31, 2018, respectively.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

F-19

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standard Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company has elected to not recognize lease assets and liabilities for leases with a term less than twelve months. For leases greater than twelve months we have recorded the applicable asset and liability. There was no material impact on earnings.

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018. The adoption of this standard did not result in a material change to the earnings.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the unaudited financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $3,077,957 at June 30, 2019, had a net loss of $680,347 and net cash used in operating activities of $1,314,615 for the six months ended June 30, 2019. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	June 30, 2019	December 31, 2018
Furniture and Equipment	$54,451	$24,846
Prototypes	565,793	509,693
Software	21,670	12,100
Leasehold improvements	137,183	36,591
Less: accumulated depreciation	(95,063)	(46,876)
Property and equipment, net	$684,034	$536,354

 Depreciation expense for the six months ended June 30, 2019 and 2018, was $48,187 and $17,510, respectively.

F-20

NOTE 5 – ACCOUNTS RECEIVABLE

The Company allows approved customers to finance the purchase price of its GrowPod modular systems. During the three and six months ended June 30, 2019, the Company has financing agreements for which it recognized total sales of $106,153 and $151,297. Each agreement requires a down payment of 25%, has a secured term receivable for the balance payable over 36 months bearing 10% interest. As of June 30, 2019 and December 31, 2018, the principal due under the financing agreements is $612,375 and $675,000, respectively, of which $198,209 and $159,470, respectively, is due within the next twelve months.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of the June 30, 2019 and December 31, 2018, the Company has accounts payable to companies related through common management for services provided of $0 and $76,475, respectively.

During the three months ended June 30, 2019 and 2018, the Company incurred $10,000 and $10,000, respectively, for consulting expense provided by Grow Pod Consulting Group and $16,200 and $22,500, respectively, provided by Natzic Investments LLC. George Natzic is a principal of Natzic Investments LLC and Grow Pod Consulting Group is owned by the father of Shannon Illingworth, director.

During the three months ended June 30, 2019 and 2018, the Company incurred $7,848 and $2,850, respectively, for other professional fee expense provided by Peregrine Accounting & Consulting, LLC. (“Peregrine “). Nick Jones, CFO, is a principal of Peregrine. In addition, for the three months ended June 30, 2019 and 2018, the Company incurred $11,600 and $0 for other services provided by Worth Management Inc., which is also owned by the father of Shannon Illingworth, director.

During the six months ended June 30, 2019 and 2018, the Company incurred $20,000 and $30,000, respectively, for consulting expense provided by Grow Pod Consulting Group and $27,000 and $52,500, respectively, provided by Natzic Investments LLC. George Natzic is a principal of Natzic Investments LLC and Grow Pod Consulting Group is owned by the father of Shannon Illingworth, director.

During the six months ended June 30, 2019 and 2018, the Company incurred $25,638 and $7,855, respectively, for other professional fee expense provided by Peregrine Accounting & Consulting, LLC. (“Peregrine “). Nick Jones, CFO, is a principal of Peregrine. In addition, for the six months ended June 30, 2019 and 2018, the Company incurred $14,800 and $10,180 for other services provided by Worth Management Inc., which is also owned by the father of Shannon Illingworth, director.

NOTE 7 – COMMON STOCK

During the year ended December 31, 2018, the Company issued 417,856 shares of common stock for total cash proceeds of $1,412,966.

During the year ended December 31, 2018, 5,485 shares of common stock were issued by the transfer agent debiting the common stock to be issued account for $523,500.

On October 2, 2018, the Company effectuated a reverse stock split of 200 to 1. All shares issued prior to that have been retroactively restated throughout these unaudited financial statements to reflect the split.

On November 8, 2018, the Company issued 77,030,833 shares of common stock to Grow Pod Solutions per the terms of the share exchange agreement (Note 1).

During the year ended December 31, 2018, the Company cancelled 37,900 shares of common stock that had been returned to the Company. No consideration was paid by the Company for the return of the shares.

During the six months ended June 30, 2019, the Company issued 928,366 shares of common stock for total cash proceeds of $1,025,441.

During the six months ended June 30, 2019, 326,466 shares of common stock were issued by the transfer agent debiting the common stock to be issued account for $326,466.

During the six months ended June 30, 2019. The Company issued 78,750 shares of common stock for services. The shares were valued at $1.00 for total no cash expense of $78,750.

F-21

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue up to 15,000,000 shares of preferred stock, par value $0.0001.

The Company has designated and issued 1,000,000 shares of Series A Preferred. The holder of the Series A is entitled to receive dividends with the holders of common stock if declared by the Board. Each share of Series A is convertible into six shares of common stock, has liquidation preferences, and has the number of votes equal to the number of fully diluted common shares outstanding.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

As of December 31, 2018, the Company has the following long-term lease agreements.

A sub-lease for office space in Corona, CA. The term of the lease is from April 1, 2018 through March 31, 2020 with monthly lease payments of $11,575. A lease deposit of $12,800 was paid on March 27, 2018.

A lease for an industrial building in Colton, CA. The term of the lease is from December 1, 2018 through November 30, 2023 with monthly lease payments of $17,702. A lease deposit of $17,702 was paid on November 11, 2018.

A lease for an empty lot used for storage in Riverside County, CA. The term of the lease is from March 12, 2018 through March 31, 2020 with monthly lease payments of $3,000. A lease deposit of $3,000 was paid on December 4, 2018.

NOTE 10 – LEASE

On December 1, 2018, we entered into a lease agreement for an industrial building in Colton, CA. The lease is considered an operating lease, requires monthly payments of $17,702 and expires November 30, 2023. We have accounted for the lease under ASU 842 Leases, as follows:

Asset	Balance Sheet Classification	June 30, 2019
Operating lease asset	Right of use asset	$707,691
Total lease asset		$707,691

Liability
Operating lease liability – current portion	Current operating lease liability	$139,144
Operating lease liability – noncurrent portion	Long-term operating lease liability	568,547
Total lease liability		$707,691

Lease obligations at June 30, 2019 consisted of the following:

For the year ended December 31:
2019	$106,215
2020	212,430
2021	212,430
2022	212,430
2023	194,728
Total payments	$938,233
Amount representing interest	$(230,542)
Lease obligation, net	707,691
Less current portion	(139,144)
Lease obligation – long term	$568,547

The lease expense for the three months ended June 30, 2019 was $53,108, which consisted of amortization expense of $33,087 and interest expense of $20,021.

The lease expense for the six months ended June 30, 2019 was $106,215, which consisted of amortization expense of $65,521 and interest expense of $40,694.

The cash paid under this operating lease during the six months ended June 30, 2019 was $106,215. We have used a discount rate of 8%.

NOTE 11 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the unaudited financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these unaudited financial statements other than the following.

Subsequent to June 30, 2019, the Company issued 200,760 shares of common stock for total cash proceeds of $202,996.

F-22

PART III — EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

23.1	Consent of Independent Auditor
12.1	Opinion of EAD Law Group, LLC

28

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Corona CA, on September 20, 2019.

GP Solutions Inc.

By: /s/ George Natzic

_________________

George Natzic

Title: CEO, President, Director

This offering statement has been signed by the following person in capacities and on the dates indicated.

By: /s/ George Natzic

___________________

George Natzic

Title: CEO, President, Director

By: /s/ Breanna Boggio

________________

Breanna Boggio

Title: Secretary, Treasurer, Director

By: /s/ Robert N. Jones

_____________________

Robert N. Jones

Title: CFO

By: /s/ Shannon Illingworth

_____________________

Shannon Illingworth

Title: Director

29